Exhibit 99.6

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Legend Oil and Gas Ltd. (“Legend” or the “Company”) is engaged in the exploration for, and acquisition, development, and production of petroleum and natural gas in the United States. Legend Energy Canada Ltd., (“Legend Canada”) a wholly owned subsidiary of Legend, was formed to acquire, own and manage certain oil and gas properties and assets located in Canada.

The unaudited pro forma consolidated financial statements as at and for the nine month period then ended and the year ended December 31, 2010 (the “Pro Forma Statements”) have been prepared to reflect the purchase by Legend of substantially all of the Canadian oil and gas producing properties of International Sovereign Energy Corp. (“Sovereign”), with the exception of the Marwayne property, pursuant to an asset purchase agreement (the “Purchase Agreement”) which closed on October 20, 2011.

The Pro Forma Statements have been prepared from information derived from and should be read in conjunction with:

1)	The consolidated financial statements of Legend as at and for the year ended December 31, 2010;

2)	The unaudited interim consolidated financial statements of Legend as at September 30, 2011 and for the nine months ended September, 2011;

3)	The consolidated financial statements of Sovereign as at and for the year ended December 31, 2010 reconciled to U.S. generally accepted accounting principles (“U.S. GAAP”); and

4)	The unaudited condensed interim consolidated financial statements of Sovereign as at and for the three and nine months ended September 30, 2011 and 2010 reconciled to U.S. GAAP.

The Pro Forma Statements have been prepared in accordance with U.S. GAAP consistent with those used in the preparation of the Company’s unaudited interim consolidated financial statements as at September 30, 2011.

The unaudited pro forma consolidated balance sheet as at September 30, 2011 and unaudited pro forma consolidated statements of operations for the respective periods ending December 31, 2010 and September 30, 2011 give effect to the Purchase Agreement above and the assumptions in Notes 1 and 2 as if they had occurred on September 30, 2011 for the pro forma consolidated balance sheet and on January 1, 2010 for the pro forma consolidated statements of operations. The pro forma consolidated statements of operations only include the operating results of the properties acquired from Sovereign which were presented as discontinued operations in the September 30, 2011 condensed interim consolidated financial statements of Sovereign.

The Pro Forma Statements may not be indicative of the results that actually would have occurred if the events reflected therein had been in effect on the dates indicated or of the results which may be obtained in the future. In the opinion of management, the Pro Forma Statements include all the necessary adjustments for the fair presentation of the ongoing entity based on factually supportable assumptions and directly attributable amounts.

Legend Oil and Gas Ltd.

Pro Forma Consolidated Balance Sheet

(unaudited)

(in $US)

As at September 30, 2011

(unaudited)	September 30, 2011	Notes		Adjustments	Pro Forma September 30, 2011
ASSETS

Current
Cash and cash equivalents	$4,264,387	1	(ii)	$5,330,175
		1	(i)	(8,789,884)	$804,678
Accounts receivable	20,965			—	20,965
Other assets	54,635			—	54,635

	4,339,987			(3,459,709)	880,278

Oil and gas properties - method of full cost accounting:
Proven properties	683,906	1		15,769,789	16,453,695
Unproven properties	138,785	1		1,916,216	2,055,001

	822,691			17,686,005	18,508,696

Deposits	3,740			—	3,740

	$5,166,418			$14,226,296	$19,392,714

LIABILITIES
Current
Accounts payable	$84,681			$—	$84,681
Credit facility	—	1	(ii)	5,330,175	5,330,175
Accounts payable—related party	20,645			—	20,645

	105,326			5,330,175	5,435,501
Asset retirement obligations	—	1	(iii)	1,080,586	1,080,586

	105,326			6,410,761	6,516,087

Mezzanine equity - Redeemable common shares	—	1	(iv)	7,815,535	7,815,535

SHAREHOLDERS’ EQUITY
Preferred stock	2,300			—	2,300
Common stock	47,030			—	47,030
Additional paid-in capital	6,013,502			—	6,013,502
Accumulated deficit	(1,001,740)			—	(1,001,740)

	5,061,092			—	5,061,092

	$5,166,418			$14,226,296	$19,392,714

The accompanying notes are an integral part of this unaudited pro forma consolidated balance sheet

Legend Oil and Gas Ltd.

Pro Forma Consolidated Statement of Operations

(unaudited)

(in $US, except share amounts)

For the Nine Months Ended September 30, 2011

(unaudited)	September 30, 2011	Notes		Adjustments	Pro Forma September 30, 2011

REVENUE	$162,854	2	(iv)	$2,911,554	$3,074,408

COSTS AND OPERATING EXPENSES
Lease operating expenses	136,814	2	(iv)	1,213,857	1,350,671
Depreciation, depletion and amortization	49,103	2	(ii)	2,325,202	2,374,305
Accretion expense	—	2	(iii)	93,363	93,363
General and administrative expenses	685,561			—	685,561

	871,478			3,632,422	4,503,900

LOSS FROM OPERATIONS	(708,624)			(720,867)	(1,429,491)

OTHER INCOME (EXPENSE)
Interest Income	485			—	485
Loan Interest	—	2	(i)	(159,905)	(159,905)

	485			(159,905)	(159,420)

CURRENT TAX EXPENSE	—	2	(vii)	(128,741)	(128,741)

Net loss	$(708,139)			$(1,009,513)	$(1,717,652)

Net loss per share - basic and diluted	$(0.01)	2	(v)		$(0.03)
Weighted average number of shares - basic and diluted	53,277,216				56,829,732

The accompanying notes are an integral part of this unaudited pro forma consolidated statement of operations

Legend Oil and Gas Ltd.

Pro Forma Consolidated Statement of Operations

(unaudited)

(in $US, except share amounts)

For the Year Ended December 31, 2010

(unaudited)	December 31, 2010	Notes		Adjustments	Pro Forma December 31, 2010

REVENUE	$16,320	2	(iv)	$5,243,489	$5,259,809

COSTS and OPERATING EXPENSES
Lease operating expenses	16,027	2	(iv)	2,308,545	2,324,572
Professional fees	62,527			—	62,527
Management fees	62,700			—	62,700
Depletion	—	2	(ii)	4,896,339	4,896,339
Accretion	—	2	(iii)	86,447	86,447
Travel fees	6,370			—	6,370
Office and administration fees	9,687			—	9,687
Marketing and filing fees	10,735			—	10,735

	168,046			7,291,331	7,459,377

LOSS FROM OPERATIONS	(151,726)			(2,047,842)	(2,199,568)

OTHER INCOME (EXPENSE)
Interest income	484			—	484
Interest expense	(1,345)	2	(i)	(159,905)	(161,250)

	(861)			(159,905)	(160,766)

CURRENT TAX EXPENSE	—	2	(vii)	(339,491)	(339,491)

Net Loss	$(152,587)			(2,547,238)	$(2,699,825)

Net loss per share - basic and diluted	($0.00)	2	(v)		(0.03)
Weighted average number of shares - basic and diluted	92,966,849				96,519,865

The accompanying notes are an integral part of this unaudited pro forma consolidated statement of operations

Legend Oil and Gas Ltd.

Notes to Pro Forma Consolidated Financial Statements

(unaudited)

As at and for the nine months ended September 30, 2011 and for the year ended December 31, 2010

1.	Pro forma transactions and assumptions—Consolidated Balance Sheet Adjustments:

Pursuant to the Purchase Agreement Legend Canada has purchased substantially all of Sovereign’s oil and gas properties, with the exception of the Marwayne property, for a cash consideration after adjustments of $8,789,884 and 3,552,516 shares of Legend. Canadian dollar amounts have been converted at the October 20, 2011 foreign exchange rate of 1.0131. Given that Legend Canada only recently acquired the assets from Sovereign, the purchase price equation as set out below is preliminary and subject to change as final information becomes available.

The estimated pro forma purchase price equation is as follows:

Cost of acquisition:	$
Issuance of redeemable common shares (3,552,516 @ closing price of $2.20 / share)	7,815,535
Cash consideration	8,789,884

Pro Forma total	16,605,419

Allocation:	$
Proven oil and gas properties	15,769,789
Unproven oil and gas properties	1,916,216
Asset retirement obligation	(1,080,586)

Pro Forma total	16,605,419

(i)	Cash

The Purchase Agreement cash consideration was CDN $9,500,000 which was adjusted to CDN $9,105,031 based on the August production volume Purchase Agreement adjustment. The working capital adjustment, including the adjustments for a July 1, 2011 effective date in the Purchase Agreement, is assumed to be a $200,000 reduction in the cash consideration.

Cash Consideration:
Purchase Agreement cash	9,500,000
August volume adjustment	(394,969)
Estimated working capital adjustment	(200,000)

8,905,031
Foreign exchange rate on October 20, 2011	1.0131

Pro Forma total	8,789,884

(ii)	Credit facility

To finance the acquisition of assets from Sovereign, Legend Canada borrowed CDN $5,400,000 (US $5,330,175) on its CA$6,000,000 (US $5,920,000) credit facility with the National Bank of Canada (the “Bank”).

Outstanding principal under the loan bears interest at a rate equal to the Bank’s prime rate of interest (currently 3.00%) plus 1.00% per annum. In addition, Legend Canada is obligated to pay a monthly fee of 0.25% of any undrawn portion of the credit facility. The loan is payable upon demand at any time.

(iii)	Asset retirement obligations

The Company’s asset retirement obligations are the of result from net ownership interests in petroleum and natural gas assets including well site, gathering systems and processing facilities. The Company estimated its asset retirement obligations using the following assumptions:

•	Total undiscounted amount of cash flow required to settle its decommissioning liabilities of approximately $1.9 million;
•	Time period in which expenditures will be incurred is 2012 to 2035;
•	Inflation factor of 2%;
•	Credit-adjusted risk-free rate of 8%

(iv)	Redeemable common shares

The common shares issued by Legend are subject to the following terms as detailed in the Purchase Agreement:

•	Sovereign has the right to “put” the shares to Legend if by March 31, 2012, the Legend shares are not listed on an exchange senior to the Over the Counter Bulletin Board.
•

Additional shares will be issued to Sovereign if the Legend variable weighted average trading price (“VWAP”) falls below $2 per common share and then subsequently at various price thresholds at the end of certain periods. The additional shares issued when combined with the 3,552,316 shares issued on closing will eventually be equivalent of US$7,500,000 when the total number of shares is multiplied by lowest VWAP.

•

Additional shares will be issued to Sovereign if Legend issues any shares for less than $2.00 per share with exception of shares issued for exercising warrants currently outstanding. The additional shares issued when combined with the 3,552,316 shares issued on closing will eventually be equivalent of US$7,500,000.

The common shares issued do not meet the definition of an equity instrument given that Legend may need to redeem the shares and as such they have been classified as “mezzanine” or temporary equity. For purposes of these Pro-Forma Statements the redeemable common shares have been recorded in the financial statements but no value has been assigned to the additional contingently issuable shares noted above.

2.	Pro forma transactions and assumptions—Statement of Operations and Comprehensive Loss Adjustments for the Nine Months ended September 30, 2011 and year ended December 31, 2010

The pro forma consolidated statement of operations for the nine months ended September 30, 2011 and year ended December 31, 2010 give effect to the transactions and adjustments referred to in Note 1 effective January 1, 2010 which includes the operational results from the acquisition of oil and gas properties and the following adjustments:

(i)	Interest expense

Pro forma interest expense has been adjusted for the additional credit facilities drawn on to complete the asset acquisition.

(ii)	The provision for depletion and depreciation was adjusted to include additional unit of production depletion for the Canadian cost centre oil and gas properties acquired based on acquired reserves and production.

(iii)	A provision for accretion expense on asset retirement obligations was included based on the assumptions noted above.

(iv)	Revenue and operating expenses are based on operating results of the properties acquired.

(v)	The net earnings per share have been based on the historical weighted average number of Legend shares adjusted for the 3,552,516 incremental shares issued above.

(vi)	Canadian dollar amounts have been translated to U.S. dollars at the average exchange rate during the period (September 30, 2011 – 1.0227 and December 31, 2010 – 0.9713).

(vii)	Current tax expense has been recorded for the amount of incremental taxable income in excess of Canadian Oil and Gas Property Expense tax pool deduction associated with the acquisition.